UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☒     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

Fifth Street Senior Floating Rate Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIFTH STREET SENIOR FLOATING RATE CORP. TO MAIL LETTER TO STOCKHOLDERS

Urges Stockholders to Protect the Value of Their Investment by

Voting the WHITE Proxy Card by Phone or Internet TODAY

GREENWICH, CT, March 29, 2016 – Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) (“FSFR” or the “Company”) announced today that it is mailing a letter to stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders to be held on April 7, 2016. The letter will also be filed with the Securities and Exchange Commission (SEC).

The FSFR Board unanimously urges stockholders to vote the WHITE proxy card by phone or Internet today in support of FSFR’s highly qualified and experienced directors, Ivelin Dimitrov and Brian Dunn.

The full text of the letter follows:

Dear Fellow Stockholder,

This is a critical time for Fifth Street Senior Floating Rate Corp. (“FSFR” or the “Company”) with FSFR’s Annual Meeting on April 7, 2016 just days away.

VOTE THE WHITE PROXY CARD BY PHONE OR INTERNET TODAY

SUPPORT THE FSFR BOARD OF DIRECTORS AS IT CONTINUES TO

ADVANCE THE INTERESTS OF ALL FSFR STOCKHOLDERS

The FSFR Board of Directors, including Ivelin Dimitrov and Brian Dunn, who are up for election at the 2016 Annual Meeting, are committed to driving strong performance and profitable growth across the Company. Under the Board’s guidance, FSFR has continually taken steps to enhance value for all stockholders and distinguish itself amongst its peers, including:

•	One of the lowest base management fees among its BDC peers, with only one out of 18 peer companies paying a lower fee;

•	A best-in-class management fee vs. dividend ratio of 23% as compared to a median ratio of 34% for its peer group;

•	An expense ratio of total non-interest expenses to average assets of only 2.5%, with only three of 18 peers reporting a lower ratio; and

•	An efficiency ratio of total non-interest expenses to total investment income of 37.6%, well below the 40.2% median ratio for its peer group.

The FSFR Board has the diversity, experience and qualifications necessary to continue to provide effective and independent oversight and direction critical to FSFR’s success.

FSM IS THE RIGHT INVESTMENT ADVISOR FOR FSFR

FSFR’s investment advisory agreement with its external asset manager, Fifth Street Management LLC (“FSM”), is the result of a comprehensive annual review. With FSM’s deep understanding of FSFR’s business, leading credit origination platform, crucial relationships with financial sponsors and demonstrated ability to manage our portfolio, the Board unanimously determined that FSM is the best investment advisor for FSFR.

A VOTE FOR IRONSIDES COULD BE EXTREMELY DETRIMENTAL
TO THE COMPANY AND ITS STOCKHOLDERS

Ironsides’ proposal to terminate FSM’s investment advisory agreement could have potentially disastrous consequences for FSFR and all of its stockholders, including: an event of default on the Company’s credit facility; a negative effect on 2015 debt securitization; loss of administrative services and the Fifth Street name; and a disruption of FSFR’s day-to-day operations.

Additionally, Ironsides’ proposal that FSFR should sell the Company or seek a business combination with another BDC would only benefit stockholders of the acquiring company.

Such a transaction would be potentially detrimental to FSFR stockholders for a number of reasons, including:

•	A permanent dilution to NAV for FSFR stockholders;
•	A potential increase in management fees; and
•	Exposure to another BDC’s credit book, which may include volatile energy and CLO exposure.

Moreover, Ironsides’ nominees – Robert Knapp and Richard Cohen – would only bring their poor track records to FSFR, including: the tumultuous history of MVC Capital, Inc. during Robert Knapp’s lengthy leadership on its board of directors; and Richard Cohen’s repeated rejections as a nominee to other boards of directors. Don’t let Ironsides destroy the value of your investment in FSFR with their ill-conceived proposals.

TIME IS SHORT

VOTE THE WHITE PROXY CARD TODAY, BY TELEPHONE OR BY INTERNET

We urge stockholders – do not sign or return any Green proxy card. Simply discard it to ensure the value of your investment. If you have inadvertently returned a Green proxy card, you have every legal right to change your vote. To ensure your vote is recorded before the meeting, VOTE TODAY by telephone or Internet, by following the easy instructions on the enclosed WHITE proxy card.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

/s/ Bernard D. Berman	/s/ Ivelin M. Dimitrov

Bernard D. Berman	Ivelin M. Dimitrov
Chairman	Chief Executive Officer

TIME IS SHORT AND YOUR VOTE IMPORTANT!

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders May Call: (877) 717-3923 (TOLL-FREE from the U.S. and Canada)

or +(412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any Green proxy card sent to you by

Ironsides, as doing so will revoke your vote on the WHITE proxy card.

If you have previously submitted a Green proxy card sent to you by Ironsides, you can revoke that proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the
2016 Annual Meeting by voting on the enclosed WHITE proxy card.

About Fifth Street Senior Floating Rate Corp.

Fifth Street Senior Floating Rate Corp. is a specialty finance company that provides financing solutions in the form of floating rate senior secured loans to mid-sized companies, primarily in connection with investments by private equity sponsors. FSFR's investment objective is to maximize its portfolio's total return by generating current income from its debt investments while seeking to preserve its capital. The company has elected to be regulated as a business development company and is externally managed by a subsidiary of Fifth Street Asset Management Inc. (NASDAQ:FSAM), a nationally recognized credit-focused asset manager with over $5 billion in assets under management across multiple public and private vehicles. With a track record of over 17 years, Fifth Street's platform has the ability to hold loans up to $250 million and structure and syndicate transactions up to $500 million. Fifth Street received the 2015 ACG New York Champion's Award for "Lender Firm of the Year," and other previously received accolades include the ACG New York Champion's Award for "Senior Lender Firm of the Year," "Lender Firm of the Year" by The M&A Advisor and "Lender of the Year" by Mergers & Acquisitions. FSFR's website can be found at fsfr.fifthstreetfinance.com.

Forward-Looking Statements

Certain of the statements in this press release, and certain oral statements made by our representatives from time to time, may constitute forward-looking statements, because they relate to future events or our future performance or financial condition.  Forward-looking statements may include statements as to the future operating results, dividends and business prospects of FSFR.  Words such as “anticipates,” “believes,” “expects,” “seeks,” “plans,” “should,” “estimates,” “projects,” and “intends” indicate forward-looking statements, although not all forward-looking statements include these words.  These forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason.  Such factors are identified from time to time in FSFR’s filings with the Securities and Exchange Commission and include changes in the economy and the financial markets and future changes in laws or regulations and conditions in the Company’s operating areas.  FSFR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Contact:

Robyn Friedman, Senior Vice President, Head of Investor Relations

(203) 681-3720

ir@fifthstreetfinance.com

Media Contact:

Michael Freitag / James Golden / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449